PRE-MERGER COLLABORATION AGREEMENT

This Pre-Merger Collaboration Agreement (hereinafter the “Agreement”) is entered into and shall become effective as of February 26, 2015, by and among VICTORY ENERGY CORPORATION, a Nevada corporation (“Victory”), LUCAS ENERGY, INC., a Nevada corporation (“Lucas”), AURORA ENERGY PARTNERS, a Texas general partnership (“Aurora”), NAVITUS ENERGY GROUP, a Texas general partnership (“Navitus”), and AEP ASSETS, LLC, a newly formed Texas limited liability company (“Sub”). Victory, Lucas, Aurora, Navitus and Sub are referred to individually as a “Party” and, collectively, as the “Parties.”

BACKGROUND

On February 3, 2015, Victory and Lucas entered into a Letter of Intent for Business Combination between Victory and Lucas (the “Letter of Intent”) that outlines the proposed terms under which Victory and Lucas plan to combine through a merger (the “Merger”). The terms outlined in the Letter of Intent are to become the basis of a Definitive Merger Agreement between Victory and Lucas (the “Definitive Agreement”) and the consummation of the Merger will be subject to the Parties entering into the Definitive Agreement and satisfying the various conditions to closing that will be included in the Definitive Agreement.

Victory owns 50% of the partnership interests of Aurora and Navitus owns the remaining 50% of the partnership interests in Aurora. Under the terms of the Aurora partnership agreement, Victory has substantial control over the operations and policies of Aurora and, accordingly, the financial statements of Aurora are consolidated into Victory’s financial statements for financial reporting purposes. Victory and Navitus have worked together since the establishment of Aurora to increase proved reserves and the valuation of Aurora, with a future goal of consolidating 100% of the partnership interests in Aurora under Victory and moving to an exchange such as the NYSE or NASDAQ. The Merger presents an opportunity for Victory and Navitus to consolidate ownership of all of the partnership interests in Aurora under Victory concurrently with the consummation of the Merger.

In order to consummate the Merger, Navitus and Victory will amend the Second Amended Partnership Agreement of Aurora, dated October 1, 2011, between Navitus and Victory, as amended by the Addendum to Second Amended Partnership Agreement, dated August 23, 2012 (the “Aurora Partnership Agreement”) to require Navitus to transfer all of its partnership interests in Aurora to the combined publicly traded company that results from the Merger (the “Combined Company”) or an affiliate of the Combined Company concurrent with the Merger. At the closing of the Merger, Navitus will also release Aurora from any and all claims that Navitus may have against Aurora for further distributions, the repayment of any loans, any indemnification rights or other claims other than (a) the right to receive Combined Company common stock in the Merger, (b) the right to receive the Lightnin proceeds from sale distribution (as described below), (c) the right to receive a proportionately reduced five percent (5%) overriding royalty interest (“ORRI”) in all existing and subsequently acquired properties over the next ten years (i.e., production, mineral rights, acreage, drilling and development, acquisitions, divestitures, etc.), commencing on the completion of the merger transaction, and (d) any other excluded items specifically provided for in the release.

Lucas’ has certain rights (the “Well Rights”) in five (5) Penn Virginia wells that are scheduled to be funded in February through March 2015 and go into production in April 2015 and two (2) Earthstone Energy/Oak Valley Resources wells that are scheduled to be funded on or before April 1, 2015 and begin production in June or July of 2015 (such seven wells are referred to in this Agreement as the “Wells.”). Sub is a wholly-owned subsidiary of Aurora. Sub was formed for the purpose of acquiring the Well Rights from Lucas and providing the funding necessary to drill, complete and commence production at the Wells. Lucas has obtained a partial release (the “Release”) from Louise H. Rogers, Lucas’ secured lender, and Sharon E. Conway, as Trustee under that certain Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated August 13, 2013 (the “Mortgage”), that permits Lucas to transfer the Well Rights to Sub and permits Sub to pledge the Well Rights as collateral for debt that will be issued by Sub or its affiliates to fund the drilling and completion of the Wells.

Sub will retain all Well Rights whether or not the Merger is consummated. If the Merger is consummated, then Sub will be owned directly or indirectly by the Combined Company. If the Merger is not consummated, then Sub will remain a wholly-owned subsidiary of Aurora, which is controlled by Victory and owned equally by Victory and Navitus.

In order to maintain the Well Rights, the holder of the Well Rights must satisfy specific funding requirements by set funding dates (the “Well Funding Requirements”). Exhibit A to this Agreement sets forth the Well Funding Requirements. Victory, Navitus, Aurora and their affiliates will use commercially reasonable efforts to provide sufficient funding to Sub so that Sub can meet the Well Funding Requirements.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Amendment to Aurora Partnership Agreement. On or before the consummation of the Merger, Victory, Navitus and Aurora shall enter into an amendment to the Aurora Partnership Agreement (the “Amendment”) that is reasonably acceptable to Lucas that requires Navitus to transfer all of its partnership interests in Aurora to the Combined Company or an affiliate of the Combined Company concurrent with the Merger for the consideration specified in the Amendment. The Amendment shall contain a release from Navitus in favor of Aurora, Victory and Sub that will become effective upon consummation of the Merger. Except for (a) the right to receive the aforementioned Combined Company common stock, (b) the right to receive a $1.8 million distribution as a result of the June 2014 sale of the Lightnin property, (c) the right to a proportionately reduced five percent (5%) ORRI in all existing and subsequently acquired properties over the next ten years (i.e., production, mineral rights, acreage, drilling and development, acquisitions, divestitures, etc.), commencing on the completion of the Merger, and (d) any other excluded items specifically provided for in the release, the release shall release Aurora, Victory and Sub from any and all claims that Navitus may have against Aurora, Victory and Sub for further distributions, the repayment of any loans, any indemnification rights or any other rights.

2.    Transfer of Well Rights; Monitoring Rights; Effect of Merger.
(a)    Transfer of Well Rights. On the date hereof, Lucas shall transfer to Sub all of Lucas’ right, title and interest in and to the Well Rights pursuant to those certain Partial Assignment and Bill of Sale of Wellbore Rights in the form attached hereto as Exhibit B and such other transfer documents as may be set forth as Exhibit B to this Agreement (such documents being the “Transfer Documents”).
(b)    Information and Monitoring Rights. Sub shall keep Lucas reasonably informed regarding Sub’s operations as they relate to the financing of the Wells. Promptly following Lucas’ written request, Sub shall deliver to Lucas such financial and other information regarding Sub as Lucas may reasonably request. Sub shall permit Lucas, at Lucas’ expense, to visit and inspect Sub’s properties; examine its books of account and records; and discuss the Sub’s affairs, finances, and accounts with Sub’s officers, during normal business hours of Sub as may be reasonably requested by Lucas.
(c)    Effect of Merger. If the Merger is consummated, then Sub shall become a direct or indirect subsidiary of the Combined Company. If the Letter of Intent is terminated and/or if the Definitive Agreement is entered into and thereafter terminated such that the Merger does not occur, then Sub shall retain ownership of the Wells and the Well Rights and Lucas shall have no claim whatsoever to the Wells or the Well Rights.
3.    Well Funding Requirements. Exhibit A to this Agreement contains the Well Funding Requirements, which include the amounts and timing of all payments that are required to be made under that letter of intent, dated February 9, 2015, between Oak Valley Operating, LLC, Sabine River Energy, LLC and Lucas relating to the Boggs No. 1H and 2H Wells and the related Participation Agreement and Joint Operating Agreement referred to therein and similar operating and/or participation agreements relating to the Penn Virginia Wells (collectively, the “Operating Agreements”) in order for the owner of the Well Rights to maintain compliance with the Operating Agreements. Victory, Aurora, Navitus and Sub shall use commercially reasonable efforts to raise sufficient capital and provide such capital to Sub so that Sub can satisfy the Well Funding Requirements
4.    Issuance of Promissory Note. On the date hereof, Sub shall issue to Louise H. Rogers, Lucas senior secured lender, a promissory note in the principal amount of $250,000 that bears interest at the applicable federal rate and that is in the form of Exhibit C attached hereto (the “Note”). The Note shall become due and payable within ninety (90) days following the earlier of (a) the termination of the Letter of Intent or the termination of the Definitive Agreement, or (b) upon the failure of Sub to satisfy the Well Funding Requirements, which failure is not cured within sixty (60) days of Sub receiving written notice from Lucas of such failure. The Note and all obligations thereunder shall automatically be forgiven if the Merger is consummated.
5.    Representations and Warranties of the Parties. Each of the Parties represents and warrants to each other Party as follows:

(a)    Authorization; Enforcement. This Agreement and the agreements contemplated hereby that are to be entered into by the Parties have been duly and validly authorized, executed and delivered by such Party and are each valid and binding agreements of such Party enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.
(b)    Organization. Each such Party is duly organized, formed or incorporated, as the case may be and existing in good standing under the laws of its jurisdiction of incorporation and has the requisite power to own its properties and to carry on its business as now being conducted.
6.    Additional Representations and Warranties of Lucas as to the Well Rights. Lucas represents and warrants to the other Parties as follows:
(a)    Well Funding Requirements. The Well Funding Requirements set forth on Exhibit A correctly list the amount and timing of all payments currently required and known to be made under the Operating Agreements in order to maintain compliance therewith.
(b)    Release. The Release is valid, binding and enforceable and releases the Wells from the mortgage and security interest imposed upon the Wells under the Mortgage. The Transfer Documents and the Release are the only documents necessary to effectively transfer Lucas’ interest in the Wells to Sub free and clear of the Mortgage.
(c)    No Conflicts; Consents. The execution and delivery by Lucas of this Agreement does not, and the consummation of transactions contemplated hereby and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien upon any of the properties or assets of Lucas under, any provision of (i) the Lucas’ articles of incorporations or bylaws as amended through the date hereof, (ii) any material contract to which Lucas is a party or to which any of its properties or assets is subject or (iii) subject to the filings and other matters contemplated by this Agreement, any material order of any governmental agency or material federal, state or foreign law applicable to Lucas or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Lucas, a material adverse effect on the ability of Lucas to perform its obligations under this Agreement or on the ability of Lucas to consummate the transactions contemplated hereby or by the Letter of Intent. No waiver, consent or approval of, or registration, declaration or filing with, or permit from, any governmental agency is required to be obtained or made by or with respect to Lucas in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

7.    Additional Agreements.
(a)    Further Assurances. Each Party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(b)    Pre-Merger Loan and Funding Agreement. Concurrently herewith Lucas and Victory shall enter into a pre-merger loan and funding agreement (the “Loan Agreement”) on terms mutually agreeable to Lucas and Victory pursuant to which Victory will make certain loans to Lucas in order to provide Lucas with working capital and funds necessary to pay down specified accounts payable during the period prior to the consummation of the Merger. Lucas and Victory shall operate in accordance with the Budget (as defined in the Loan Agreement), which shall govern the timing and use of loans made by Victory to Lucas under the Loan Agreement.
8.    Governing Law; Miscellaneous.
(a)    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Texas without regard to the principles of conflict of laws. The Parties hereby consent to the nonexclusive jurisdiction of any state or federal court situated in Harris county, Texas, and waive any objection based on forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement or any transactions arising herefrom, or enforcement and/or interpretation of any of the foregoing. Nothing herein will affect a Party’s right to serve process in any manner permitted by law, or limit a Party’s right to bring proceedings against another Party in the competent courts of any other jurisdiction or jurisdictions.
(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered as required by this Agreement.
(c)    Headings; Interpretation. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of, this Agreement. As used herein, unless the context clearly requires otherwise, the words “herein,” “hereunder” and “hereby” shall refer to the entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or legal holiday in the state of Texas, the date shall be construed to mean the next business day following such Saturday, Sunday or legal holiday. For purposes of this Agreement, a “business day” is any day other than a Saturday, Sunday or legal holiday in the state of Texas. Each Party intends that this Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against any of them.
(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e)    Entire Agreement; Amendments. This Agreement and the documents referenced herein (which are incorporated herein by reference) contain the entire understanding of the parties with respect to the matters covered herein and supersede all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. Except as specifically set forth herein, none of the Parties makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by each of the Parties hereto. No delay or omission of any party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.
(f)    Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by U. S. Mail or delivered personally or by overnight courier or via facsimile or e-mail (if via facsimile or e-mail, to be followed within one (1) business day by an original of the notice document via overnight courier) and shall be effective (i) five (5) business days after being placed in the mail, if sent by registered mail, return receipt requested, (ii) upon receipt, if delivered personally, (iii) upon delivery by facsimile or e-mail (if received between 8:00 a.m. and 5:00 p.m. EST; otherwise delivery shall be considered effective the following business day) or (iv) one (1) business day after delivery to a courier service for overnight delivery, in each case properly addressed to the party to receive the same. The addresses for such communications shall be as specified on the signature page hereto. Each party shall provide written notice to the other parties of any change in address.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights hereunder or delegate its duties hereunder without the prior written consent of the other Parties hereto.
(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other individual or entity.
(i)    Survival. The representations, warranties and agreements of the Parties shall survive the execution and delivery of this Agreement.
(j)    Remedies. No provision of this Agreement providing for any specific remedy to a Party shall be construed to limit such Party to that specific remedy, and any other remedy that would otherwise be available to such Party at law or in equity shall also be available. The Parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Parties will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
(k)    Waiver of Jury Trial. THE PARTIES EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Date: March 3, 2015

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first written above.

VICTORY ENERGY CORPORATION By:/s/ Name: Title Address: 3355 Bee Caves Road, Suite 608 Austin, TX 78746 Fax: Email:	LUCAS ENERGY, INC. By: /s/ Name: Title Address: 3555 Timmons Lane, Suite 1550 Houston, TX 77027 Fax: Email:
AURORA ENERGY PARTNERS By: VICTORY ENERGY CORPORATION, its Managing Partner By: /s/ Name: Title Address: 3355 Bee Caves Road, Suite 608 Austin, TX 78746 Fax: Email:	AEP ASSETS, LLC By: AURORA ENERGY PARTNERS, its Managing Member By: VICTORY ENERGY CORPORATION, its Managing Partner By: /s/ Name: Title Address: 3355 Bee Caves Road, Suite 608 Austin, TX 78746 Fax: Email:
NAVITUS ENERGY GROUP By: JAMES CAPITAL CONSULTING LLC, its Managing Partner By: /s/ Name: Title Address: 3660 Stoneridge Road Suite, F-102 Austin, TX 78746 Fax: Email:

EXHIBIT A
Well Funding Requirements
Lucas represents and warrants that the following are the Well Funding Requirements as confirmed by AFE and Lucas accounting department as of February 14, 2015.

1.	End of February - $321,077 for Penn Virginia Platypus wells

2.	On or before March 1 - $195,928 for Oak Valley Resources Boggs unit site prep

3.	End of March - $965,781 for Penn Virginia Dingo wells
4.On or before April 1 - $7,981,489 for Oak Valley Resources Boggs unit drilling and completion

EXHIBIT B
Well Rights Transfer Documentation

NOTICE OF CONFIDENTIALLY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

STATE OF TEXAS                            §
                    §
COUNTIES OF LAVACA AND
GONZALES                                 §

PARTIAL ASSIGNMENT AND BILL OF SALE OF WELLBORE RIGHTS

This Assignment and Bill of Sale of Wellbore Rights (“Assignment”), dated effective as of February 24, 2015 (the “Effective Date”), is from LUCAS ENERGY, INC., a Nevada corporation, whose mailing address is 3555 Timmons Lane, Suite 1550, Houston, Texas 77027 (hereinafter referred to as “Assignor”), to AEP ASSETS, LLC, a Texas limited liability company, whose mailing address is 3355 Bee Caves Road, Suite 608, Austin, Texas 78746 (hereinafter referred to as “Assignee”),

WHEREAS, Assignor owns certain leasehold working interest in and to the Dingo Unit and the Platypus Hunter Unit, each located partially in both Gonzales and Lavaca Counties, Texas, along with the Dingo Unit 1H , the Dingo Unit 2H, and the Dingo Unit 3H (the “Dingo Unit 1H, 2H & 3H Wellbores”),and with the Platypus Hunter 2H and the Platypus Hunter 3H (the “Platypus Hunter 2H & 3H Wellbores”), being more particularly described on the respective exhibits “A-1” and “A-2” attached hereto.

NOW THEREFORE, Assignor, for and in consideration of the payment by Assignee of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does herby agree to convey all the certain leasehold working interest owned by Lucas in and to the Dingo Unit 1H, 2H, and 3H Wellbores along with the Platypus Hunter 2H & 3H Wellbores, as proposed, along with all right, title and interest owned by Lucas lying within 100’ laterally perpendicular to the wellbores as drilled (the “Wellbore Rights”).

Assignor herein expressly excepts, reserves and retains all of its remaining right, title and interest in and to and lands expressed on Exhibits A-1 and A-2 not associated with the Wellbore Rights, as well as all equipment and facilities not associated with Dingo Unit 1H, 2H & 3H Wellbores, and the Platypus Hunter 2H & 3H Wellbores.

This Partial Assignment and Bill of Sale of Wellbore Rights shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors, heirs and assigns.

This Partial Assignment and Bill of Sale of Wellbore Rights is made and accepted without any representations and warranties, expressed or implied, except warranty of title by, and through and under Assignor, but not otherwise.

This Partial Assignment and Bill of Sale of Wellbore Rights may be executed in any number of counterparts, and each counterpart may be recorded separately or may be combined to form one (1) instrument for recording purposes.

Executed by Assignor and Assignees on the dates reflected in their respective acknowledgments, but effective as of the date stated above.

“ASSIGNOR”

LUCAS ENERGY, INC.

By:________________________________

Printed Name:_______________________

Title:______________________________
“ASSIGNEE”

AEP ASSETS, LLC

By:_________________________________

(i)
(ii)    ACKNOWLEDGMENTS

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on this _____ day of February, 2015 by ___________________________, who is _____________ of LUCAS ENERGY, INC., a Nevada corporation, on behalf of said corporation.

My Commission Expires:_____________    ____________________________________
Notary Public for the State of Texas
County of Harris
Printed Name:________________________

STATE OF TEXAS

COUNTY OF TRAVIS

This instrument was acknowledged before me on this _____ day of February, 2015 by __________________, who is ______________ of AEP ASSETS, LLC, a Texas limited liability company, on behalf of said limited liability company.

My Commission Expires:___________    ____________________________________
Notary Public for the State of Texas
County of Travis
Printed Name:________________________

NOTICE OF CONFIDENTIALLY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

STATE OF TEXAS                            §
                    §
COUNTY OF KARNES                        §

PARTIAL ASSIGNMENT AND BILL OF SALE OF WELLBORE RIGHTS

This Assignment and Bill of Sale of Wellbore Rights (“Assignment”), dated effective as of February 24, 2015 (the “Effective Date”), is from LUCAS ENERGY, INC., a Nevada corporation, whose mailing address is 3555 Timmons Lane, Suite 1550, Houston, Texas 77027 (hereinafter referred to as “Assignor”), to AEP ASSETS, LLC, a Texas limited liability company, whose mailing address is 3355 Bee Caves Road, Suite 608, Austin, Texas 78746 (hereinafter referred to as “Assignee”),

WHEREAS, Assignor owns an undivided fifty percent (50%) working interest in the Boggs Unit in Karnes County, Texas, that certain proposed Boggs Unit 1H Wellbore (the “1H Wellbore”) and that certain proposed Boggs Unit 2H Wellbore (the “2H Wellbore”), being more particularly described on the respective exhibits “A-1” and “A-2” attached hereto.

NOW THEREFORE, Assignor, for and in consideration of the payment by Assignee of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does herby agree to convey an undivided fifty percent (50%) working interest in and to the 1H and 2H Wellbores, as proposed or subsequently amended, along with all right, title and interest owned by Lucas lying within 100’ laterally perpendicular to the wellbores as drilled (the “Wellbore Rights”).

Assignor herein expressly excepts, reserves and retains all of its remaining right, title and interest in and to and lands expressed on Exhibits A-1 and A-2 not associated with the Wellbore Rights, as well as all equipment and facilities not associated with 1H and 2H Wellbores.

This Partial Assignment and Bill of Sale of Wellbore Rights shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors, heirs and assigns.

This Partial Assignment and Bill of Sale of Wellbore Rights is made and accepted without any representations and warranties, expressed or implied, except warranty of title by, and through and under Assignor, but not otherwise.

This Partial Assignment and Bill of Sale of Wellbore Rights may be executed in any number of counterparts, and each counterpart may be recorded separately or may be combined to form one (1) instrument for recording purposes.

Executed by Assignor and Assignees on the dates reflected in their respective acknowledgments, but effective as of the date stated above.

“ASSIGNOR”

LUCAS ENERGY, INC.

By:________________________________

Printed Name:_______________________

Title:______________________________
“ASSIGNEE”

AEP ASSETS, LLC

By:_________________________________

(i)

(ii)    ACKNOWLEDGMENTS

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on this _____ day of February, 2015 by ___________________________, who is _____________ of LUCAS ENERGY, INC., a Nevada corporation, on behalf of said corporation.

My Commission Expires:_____________    ____________________________________
Notary Public for the State of Texas
County of Harris
Printed Name:________________________

STATE OF TEXAS

COUNTY OF TRAVIS

This instrument was acknowledged before me on this _____ day of February, 2015 by __________________, who is ______________ of AEP ASSETS, LLC, a Texas limited liability company, on behalf of said limited liability company.

My Commission Expires:___________    ____________________________________
Notary Public for the State of Texas
County of Travis
Printed Name:________________________

EXHIBIT C

CONTINGENT PROMISSORY NOTE

Date:	February 26, 2015

Maker:        AEP Assets, LLC, a Texas Limited Liability Company (“AEP”)

Maker’s Mailing Address:     3555 Timmons Lane,     Suite 1550
Houston, Texas 77027
Attention: Anthony C. Schnur

Holder/Payee:        Louise H. Rogers, as her separate property (“Rogers”)

Holder/Payee’s Mailing Address:    c/o Sharon E. Conway
Attorney at Law
2441 High Timbers, Suite 410
The Woodlands, Texas 77380-1052

The terms “AEP” and “Rogers” and other nouns and pronouns include the plural if more than one exists. The terms “AEP” and “Rogers” also include their respective heirs, personal representatives, and assigns. AEP and Rogers are collectively referred to in this Note as the “Parties.”

Place for Payment (including county):    2512 Alta Mira
Tyler, Smith County, Texas 75701-7301
(Paid via wire transfer or check as set forth below)

Principal Amount:	Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00)

Interest Rate:	Eighteen percent (18%) per annum. Interest accruing under this Note shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed.

Contingent Note, Maturity Date, and Terms of Payment:

This Note is contingent and shall only be payable if any of the following events occurs, and interest begins to accrue immediately upon the occurrence of the earlier of the following events (collectively the “Contingency Events”):

(1) the termination of the Letter of Intent or of the Definitive Agreement between AEP, Lucas Energy, Inc. (“Lucas”), and Victory Energy Corporation (“Victory”) (and any other applicable parties) as those documents are defined in the Pre-Merger Collaboration Agreement entered into by AEP, Lucas, and Victory (and any and all other parties) and dated on or around the same date as this Note (the “Collaboration Agreement”); or

(2) upon the failure of AEP to satisfy the Well Funding Requirements set forth in the Collaboration Agreement and that failure is not cured within sixty days of AEP receiving notice from Lucas of the failure.

Maturity Date: The entire amount of principal and accrued interest is due and payable on or before the 90th day following the earlier occurrence of any one of the Contingency Events (“Maturity Date”).

Late Payments: If the payment or any portion of it is late, it shall be subject to a fee of three percent of the total amount of the payment (principal and interest) that is late.

Payments of Principal: All payments of principal shall be made by wire transfer using the following wiring instructions:

Bank Name:             Bank of New York
ABA Routing Number:     021000018
Account Number:         Beneficiary Acct #8900512385 Pershing, LLC
FFC A/C #:             NW7-263093
Customer/Account Name:      Louise H. Rogers

Any and all wire transfer fees shall be paid for by AEP and the amount wired shall be adjusted in the amount necessary to ensure that the total amount received into Rogers’ account is the total amount of the interest and principal (if applicable) due.

Payments of Interest: All interest payments shall be made by AEP check on good funds made payable to “Louise H. Rogers, as her separate property,” and shall be sent via Federal Express to Mrs. Rogers at her address in Tyler, Texas, set forth above. AEP shall ensure that the Federal Express package delivery date is on or before the due date for the interest payment. If the payment is not received by Rogers on or before the due date, it is considered late.

Notice of Payment: Immediately upon receiving confirmation that each wire transfer of a principal payment has been completed, AEP shall send via e-mail to Rogers’ attorney, Sharon E. Conway, a copy of the confirmation. Contemporaneously with sending each interest payment, AEP shall scan the payment check and the transmittal letter to Mrs. Rogers into PDF format and shall e-mail the scanned copies of the check and transmittal letter, along with the Federal Express tracking number for delivery, to Ms. Conway. These notifications allow Ms. Conway to verify timely payment. Failure to send either of these confirmations to Ms. Conway shall constitute an Event of Default.

Assignment of Interest. AEP assigns any and all of its right, title, and interest in and to any refunds of wellbore funding (or any other funds) that AEP has a right to receive if a Contingency Event occurs to Rogers to the full extent of all principal, accrued interest, and any and all other fees and expenses that are due to Rogers pursuant to this Note. Any amount of refunded wellbore or other funding that AEP has a right to receive that is in excess of the aggregate amount due to Rogers pursuant to this Note belong to AEP.

Annual Interest Rate on Matured,

Unpaid Amounts (Default Rate):	Eighteen Percent (18%) per Texas Finance Code Chapters 306 and 303

Promise to Pay.    AEP promises to pay to the order of Louise H. Rogers at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. Any amounts under this Note remaining unpaid as of the due date shall be due and payable no later than the Maturity Date.

Application of Payments.    Payments under this Note shall be applied first to accrued and unpaid interest and the balance, if any, to principal. Any allowed or mandatory prepayment of this Note shall also be accompanied by the payment of all accrued and unpaid interest on the amount prepaid. Partial prepayments of this Note shall be applied to the installments in the inverse order of their maturities.

Waiver of Demand, Presentment, etc.    Failure by AEP to timely make the payment of this Note on or before the Maturity Date constitutes default of this Note. AEP and each surety, guarantor, and endorser all waive any and all notices, demands for payment, presentations for payment, notices of intent to accelerate maturity, notices of acceleration, protests, notices of protest, and notice of dishonor. AEP also waives any notice of intent to file suit and diligence by Rogers in taking any action to collect amounts due under this Note. No delay by Rogers in exercising any right or remedy available to her to enforce this Note shall constitute a waiver of the right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any right or remedy of Rogers on any future occasion.

Usury Compliance.    The Parties to this Note intend to comply with the usury laws applicable to this Note. Accordingly, the Parties agree that no provision in this Note or in any related documents (if any) shall require or permit the collection of interest in excess of the maximum rate permitted by law. If any excess interest is provided for or contracted for in this Note, or charged to AEP or any other person responsible for payment, or received by Rogers, or if any excess interest is adjudicated to be provided for or contracted for under this Note or adjudicated to be received by Rogers or her assignee or successor, then the Parties expressly agree that this paragraph shall govern and control and that neither AEP nor any other party liable for payment of the Note shall be obligated to pay the amount of excess interest, and the Note shall be modified as necessary to reflect this agreement and not voided. Any excess interest that may have been collected shall be, at Rogers’ option, either applied as credit against any unpaid principal amount due or refunded to AEP. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as they are now or subsequently construed by the courts of the State of Texas.

Attorney’s Fees and Costs of Collection upon Default. If this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then AEP shall pay all of Rogers’ actual attorney’s fees, all costs of collection, all expenses of litigation, and all costs of court incurred in addition to any and all other amounts due.

Governing Law; Venue and Jurisdiction; Waiver of Jury Trial. This Note shall be governed by the laws of the State of Texas. The Parties agree that venue for any lawsuit under this Note is proper in Montgomery County, Texas, and AEP expressly waives any objection to venue in Montgomery County, Texas, based on forum non conveniens. All Parties agree that jurisdiction for any dispute under this Note lies in the state district courts of Montgomery County, Texas. All Parties agree to waive their respective rights to trial by jury of any dispute under this Note and that all disputes will be submitted to the court for determination.

Amendment and Assignment. This Note may not be amended or modified in any manner without the express written consent of Rogers or her attorney. AEP may not assign any of its rights or obligations under this Note without the express written consent of Rogers. Rogers may assign any or all of her rights and obligations under this Note. Any assignment by Rogers remains subject to the occurrence of a Contingency Event as set forth above.

Maker:

AEP Assets, LLC

By:    ______________________________    Date of Signature: February ______, 2015
Kenneth Hill
Chief Executive Officer